Exhibit 3.21

CERTIFICATE OF FORMATION

OF

BRESNAN BROADBAND NETWORKS, LLC

This Certificate of formation of Bresnan Broadband Networks, LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

1.	The name of the limited liability company is “Bresnan Broadband Networks, LLC”.

2.	The address of the limited liability company’s registered office in the State of Delaware is in the City of Wilmington, County of New Castle at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the limited liability company’s registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned, acting as an authorized signatory pursuant to Section 18-204 of the Delaware Limited Liability Company Act, has executed this Certificate of Formation of Bresnan Broadband Networks, LLC this 8th day of May, 2000.

By:	/s/ David C. Katz
	Name:	David C. Katz
	Title:	Authorized Signatory

DO NY/279474.1	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 05/08/2000 001234229 - 3224958

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 04/10/2002 020231550 - 3224958

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF FORMATION

OF

BRESNAN BROADBAND NETWORKS, LLC

The undersigned, an authorized natural person, for the purpose of amending the certificate of formation of a limited liability company under Section 18-202 of the Delaware Limited Liability Company Act, hereby certifies as follows:

1. The name of the limited liability company (the “Company”) is Bresnan Broadband Networks, LLC.

2. The Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware on May 8, 2000.

3. The Certificate of Formation of the Company is hereby amended as follows:

Paragraph 1 of the Certificate of Formation setting forth the name of the Company is hereby amended to read as follows:

“1. The name of the limited liability company is Bresnan Communications, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Formation of Bresnan Broadband Networks, LLC this 10th day of April, 2002.

By:	/s/ Gary F. Murtagh
Name:	Gary F. Murtagh
Title:	Authorized Person

NY/377895.2

State of Delaware Secretary of State Division of Corporations Delivered 01:34 PM 01/11/2011 FILED 01:31 PM 01/11/2011 SRV 110032226 - 3224958 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Bresnan Communications, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Victoria D. Salhus
Authorized Person

Name:	VICTORIA D. SALHUS
Print or Type